UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

The South Financial Group, Inc
(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 16, 2010, The South Financial Group, Inc. (“TSFG”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for The Toronto-Dominion Bank (“TD”) to acquire TSFG by merging a wholly-owned subsidiary of TD with and into TSFG (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, holders of shares of TSFG common stock in The South Financial Group, Inc 401(k) Plan (the “Plan”) will be entitled to receive as merger consideration, in exchange for each share of TSFG common stock owned immediately prior to the merger, either $0.28 in cash, if a cash election is effectively made with respect to such share; or 0.004 TD common shares, plus cash in lieu of any fractional share interests (the “Exchange”).

As a result of the Exchange, participants and beneficiaries of the Plan will be temporarily unable to effect certain transactions under the Plan for a period that will begin at 4:00 p.m. Eastern time on September 24, 2010 and is expected to end on October 4, 2010, but could be delayed until later that week (the “Blackout Period”).

On August 25, 2010, TSFG provided notices to its directors and executive officers and to all participants, alternate payees and beneficiaries in the Plan informing them of the Blackout Period pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR under the Securities Exchange Act of 1934. The notices advise TSFG’s directors and executive officers and other participants of the trading restrictions that will apply to them during the Blackout Period.  A copy of the notices are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference.  During the blackout period and for a period of two years after the ending date of the blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting David Bell, Human Resources, 104 South Main Street, Greenville, SC 29601 to whom all inquiries regarding the blackout period should be directed.

FORWARD-LOOKING STATEMENTS

            This Current Report on Form 8-K contains forward-looking statements about TSFG and the proposed transaction between TSFG and TD. There are several factors – many beyond TSFG’s control – that could cause actual results to differ significantly from expectations described in the forward-looking statements. Among these factors are the receipt of necessary regulatory approvals and the approval of TSFG’s shareholders. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.  For a discussion of factors that may cause actual results to differ from expectations, refer to TSFG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and Annual Report on Form 10-K for the year ended December 31, 2009, including information incorporated into TSFG’s Form 10-K from its 2009 annual report, filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov.

MORE INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

The proposed merger will be submitted to TSFG shareholders for their consideration. TD has filed with the SEC a registration statement on Form F-4 that includes a proxy statement of TSFG that also constitutes a prospectus of TD. TSFG will mail the proxy statement-prospectus to its shareholders. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain free copies of these documents by contacting TSFG, as follows:  Investor Relations, Attn: Brian Wildrick, 104 South Main Street, Poinsett Plaza - 6th Floor, Greenville, SC 29601.

TSFG shareholders and other investors are urged to read the final proxy statement-prospectus when it becomes available because it will describe the proposed merger and contain other important information.

    TSFG., TD, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about TSFG’s directors and executive officers and their ownership of TSFG common stock is contained in the definitive proxy statement for TSFG’s 2010 annual meeting of shareholders, as filed by TSFG with the SEC on Schedule 14A on April 7, 2010.  Information regarding TD’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2009, which was filed with the SEC on December 3, 2009 and its notice of annual meeting and proxy circular for its most recent annual meeting, which was filed with the SEC on February 25, 2010. The proxy statement-prospectus for the proposed merger will provide more information about participants in the solicitation of proxies from TSFG shareholders.

Item 9.01 Financial Statements and Exhibits

(d)           The following exhibits are being filed herewith:

Exhibit No.                      Description

99.1	Blackout Notice to Directors and Executive Officers
99.2	Blackout Notice to Plan Participants, Alternate Payees and Beneficiaries

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

August 25, 2010	By: /s/ William P. Crawford, Jr. William P. Crawford, Jr. Executive Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.                      Description

99.1	Blackout Notice to Directors and Executive Officers
99.2	Blackout Notice to Plan Participants, Alternate Payees and Beneficiaries